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                                                                   Exhibit 23.11

                       [JACKSON THORNTON & CO. LETTERHEAD]



                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of Pegasus Communications Corporation on Form S-4 (file no. 333-40205) of our report relating to the September 30, 1997 audited financial statements of the DBS Operations of Pioneer Services Corporation, which appears in the Current Report on Form 8-K of Pegasus Communications Corporation dated December 10, 1997 (and filed January 12, 1998). We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.


                                                  /s/ Terry Mitchell

                                                  JACKSON, THORNTON & CO., P.C.




Montgomery, Alabama
January 12, 1998